Eaton Vance

Atlanta Capital SMID-Cap Fund

Annual Report

September 30, 2014

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act. Accordingly, neither the Fund nor the adviser with respect to the operation of the Fund is subject to CFTC regulation. Because of its management of other strategies, the Fund’s adviser is registered with the CFTC as a commodity pool operator and a commodity trading advisor.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Annual Report September 30, 2014

Eaton Vance

Atlanta Capital SMID-Cap Fund

Table of Contents

Management’s Discussion of Fund Performance	2

Performance	3

Fund Profile	4

Endnotes and Additional Disclosures	5

Fund Expenses	6

Financial Statements	7

Report of Independent Registered Public Accounting Firm	19 and 30

Federal Tax Information	20

Special Meeting of Shareholders	31

Board of Trustees’ Contract Approval	32

Management and Organization	35

Important Notices	38

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Management’s Discussion of Fund Performance1

Economic and Market Conditions

U.S. stocks delivered solid gains for the 12-month period ended September 30, 2014. Beginning in the second half of October 2013, the market turned upward after a federal budget agreement ended the 16-day U.S. government shutdown. In December, when the U.S. Federal Reserve (the Fed) made its long-anticipated move to begin “tapering” economic stimulus, U.S. stocks put aside earlier fears of tapering and soared to record highs.

Harsh winter weather and geopolitical tensions weighed on the market in early 2014, but U.S. stocks subsequently resumed their advance amid signs of a gradually strengthening economy. The U.S. equity market generally climbed at a moderate pace through the spring of 2014, until the outbreak of hostilities in Iraq in June sent stocks sharply lower. But equities soon bounced back once the Fed reiterated its pledge to maintain low interest rates. U.S. stocks seesawed throughout the third quarter of 2014, falling in late July amid mounting geopolitical and economic concerns, before rebounding in August and into September, only to struggle again in the final couple weeks of the 12-month period.

However, the major U.S. stock indexes ended the 12-month period with strong performance. The S&P 500 Index2 advanced 19.73% for the period, while the Dow Jones Industrial Average gained 15.29%. The technology-laden NASDAQ Composite Index added 20.61%. Large-cap U.S. stocks (as measured by the Russell 1000 Index) generally fared better than their small-cap counterparts (as measured by the Russell 2000 Index) for the 12-month period. Within the large-cap space, growth stocks generally outpaced value stocks, while the reverse was true in the small-cap category.

Fund Performance

For the 12-month period ended September 30, 2014, Eaton Vance Atlanta Capital SMID-Cap Fund (the Fund) had a total return of 6.13% for Class A shares at net asset value (NAV). By comparison, the Fund’s primary benchmark, the Russell 2500 Index (the Index), returned 8.97% for the same period.

The Fund underperformed the Index due to both stock selection and sector allocation. Of the 10 economic sectors in the Index, the Fund delivered positive returns in six of the eight sectors in which it was invested. The Index recorded positive returns in all 10 sectors.

Consumer discretionary was the Fund’s worst-performing sector versus the Index, as a result of both stock selection and an overweight position. In the distributors industry, LKQ Corp., a leading aftermarket auto parts supplier, was the Fund’s worst-performing individual stock amid concern about the potential effect of collision avoidance technology on its business. The Fund’s sole holding in the media industry, investment research provider Morningstar, Inc., was also among the Fund’s weakest-performing individual stocks. Stock selection in the health care sector further hampered Fund performance relative to the Index, but was partially offset by a beneficial overweight position in the sector. Within health care, the Fund’s lack of exposure to the pharmaceuticals industry detracted from relative performance, as pharmaceuticals outperformed for the 12-month period. In the life sciences tools & services industry, diagnostic products company Bio-Rad Laboratories was one of Fund’s poorest-performing individual stocks after the company reported disappointing earnings. Within the energy sector, stock selection detracted from the Fund’s performance versus the Index. The Fund’s two holdings in the sector, Oceaneering International, Inc. and Dril-Quip, Inc., both suppliers to the ocean oil and gas drilling business, were among the Fund’s worst-performing individual stocks. Both stocks were hurt by a decline in the ocean drilling business during the period.

On the positive side, industrials was the Fund’s best-performing sector relative to the Index, as a result of stock selection. Specifically, the Fund’s holdings in the marine and electrical equipment industries outperformed versus the Index. In the marine industry, the Fund’s overweight position in tank-barge operator Kirby Corp. boosted performance relative to the Index, as the stock gained amid rising U.S. oil production. The financials sector also contributed to the Fund’s relative performance. In the insurance industry, specialty commercial insurance provider Markel Corp. was one of the Fund’s best-performing individual stocks after the company reported strong earnings. Stock selection in the consumer staples sector also aided Fund performance versus the Index, particularly the Fund’s lack of exposure to the underperforming personal products industry.

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month-end, please refer to eatonvance.com.

2

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Performance2,3

Portfolio Managers Charles B. Reed, CFA, William O. Bell IV, CFA and W. Matthew Hereford, CFA, each of Atlanta Capital Management Company, LLC.

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	One Year	Five Years	Ten Years
Class A at NAV	11/28/2003	04/30/2002	6.13%	15.36%	11.38%
Class A with 5.75% Maximum Sales Charge	—	—	0.04	14.00	10.72
Class C at NAV	10/01/2009	04/30/2002	5.35	14.50	10.96
Class C with 1% Maximum Sales Charge	—	—	4.35	14.50	10.96
Class I at NAV	04/30/2002	04/30/2002	6.42	15.64	11.65
Class R at NAV	08/03/2009	04/30/2002	5.91	15.08	11.25
Class R6 at NAV	07/01/2014	04/30/2002	6.46	15.65	11.65
Russell 2500 Index	—	—	8.97%	15.98%	9.45%
Russell 2000 Index	—	—	3.93	14.28	8.18

% Total Annual Operating Expense Ratios[4]	Class A	Class C	Class I	Class R	Class R6
Gross	1.26%	2.01%	1.01%	1.51%	0.93%
Net	1.25	2.00	1.00	1.50	0.92

Growth of $10,000

This graph shows the change in value of a hypothetical investment of $10,000 in Class A of the Fund for the period indicated. For comparison, the same investment is shown in the indicated index.

Growth of Investment	Amount Invested	Period Beginning	At NAV	With Maximum Sales Charge
Class C	$10,000	09/30/2004	$28,316	N.A.
Class I	$250,000	09/30/2004	$752,964	N.A.
Class R	$10,000	09/30/2004	$29,045	N.A.
Class R6	$1,000,000	09/30/2004	$3,013,107	N.A.

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month-end, please refer to eatonvance.com.

3

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Fund Profile5

Sector Allocation (% of net assets)6

Top 10 Holdings (% of net assets)6

Markel Corp.	4.6%

HCC Insurance Holdings, Inc.	3.9

Kirby Corp.	3.6

Morningstar, Inc.	3.5

ANSYS, Inc.	3.5

DENTSPLY International, Inc.	3.1

Sally Beauty Holdings, Inc.	3.1

Henry Schein, Inc.	2.8

SEI Investments Co.	2.7

City National Corp.	2.6

Total	33.4%

See Endnotes and Additional Disclosures in this report.

4

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Endnotes and Additional Disclosures

[1]

The views expressed in this report are those of the portfolio manager(s) and are current only through the date stated at the top of this page. These views are subject to change at any time based upon market or other conditions, and Eaton Vance and the Fund(s) disclaim any responsibility to update such views. These views may not be relied upon as investment advice and, because investment decisions are based on many factors, may not be relied upon as an indication of trading intent on behalf of any Eaton Vance fund. This commentary may contain statements that are not historical facts, referred to as “forward looking statements”. The Fund’s actual future results may differ significantly from those stated in any forward looking statement, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and purchases of Fund shares, the continuation of investment advisory, administrative and service contracts, and other risks discussed from time to time in the Fund’s filings with the Securities and Exchange Commission.

[2]

S&P 500 Index is an unmanaged index of large-cap stocks commonly used as a measure of U.S. stock market performance. Dow Jones Industrial Average is a price-weighted average of 30 blue-chip stocks that are generally the leaders in their industry. NASDAQ Composite Index is a market capitalization-weighted index of all domestic and international securities listed on NASDAQ. Russell 1000 Index is an unmanaged index of 1,000 U.S. large-cap stocks. Russell 2000 Index is an unmanaged index of 2,000 U.S. small-cap stocks. Russell 2500 Index is an unmanaged index of approximately 2,500 small- and midcap U.S. stocks. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

[3]

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class C and Class R is linked to Class A and the performance of Class R6 is linked to Class I. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

[4]	Source: Fund prospectus. Net expense ratio reflects a contractual expense reimbursement that continues through 1/31/15. Without the reimbursement, if applicable, performance would have been lower.

[5]	Fund invests in an affiliated investment company (Portfolio) with the same objective(s) and policies as the Fund. References to investments are to the Portfolio’s holdings.

[6]	Excludes cash and cash equivalents.

Fund profile subject to change due to active management.

5

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The actual expense Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2014 – September 30, 2014) for Class A, Class C, Class I and Class R and (July 1, 2014 – September 30, 2014) for Class R6. The hypothetical expense Example is based on an investment of $1,000 invested for the one-half year period (April 1, 2014 – September 30, 2014).

Actual Expenses:  The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Beginning Account Value (4/1/14)	Ending Account Value (9/30/14)	Expenses Paid During Period (4/1/14 – 9/30/14)	Annualized Expense Ratio

Actual*
Class A	$1,000.00	$990.70	$6.14	1.23%
Class C	$1,000.00	$987.20	$9.86	1.98%
Class I	$1,000.00	$992.20	$4.89	0.98%
Class R	$1,000.00	$990.10	$7.38	1.48%
Class R6	$1,000.00	$961.30	$2.22	0.90%

Hypothetical**
(5% return per year before expenses)
Class A	$1,000.00	$1,018.90	$6.23	1.23%
Class C	$1,000.00	$1,015.10	$10.00	1.98%
Class I	$1,000.00	$1,020.20	$4.96	0.98%
Class R	$1,000.00	$1,017.60	$7.49	1.48%
Class R6	$1,000.00	$1,020.60	$4.56	0.90%

*

Class R6 had not commenced operations on April 1, 2014. Actual expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period); 92/365 for Class R6 (to reflect the period from the commencement of operations on July 1, 2014 to September 30, 2014). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2014 (July 1, 2014 for Class R6). The Example reflects the expenses of both the Fund and the Portfolio.

**

Hypothetical expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2014 (July 1, 2014 for Class R6). The Example reflects the expenses of both the Fund and the Portfolio.

6

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Statement of Assets and Liabilities

Assets	September 30, 2014
Investment in SMID-Cap Portfolio, at value (identified cost, $3,901,376,578)	$5,464,413,870
Receivable for Fund shares sold	6,615,560
Total assets	$5,471,029,430

Liabilities
Payable for Fund shares redeemed	$14,851,939
Payable to affiliates:
Distribution and service fees	556,425
Accrued expenses	1,072,007
Total liabilities	$16,480,371
Net Assets	$5,454,549,059

Sources of Net Assets
Paid-in capital	$3,745,693,351
Accumulated net realized gain from Portfolio	149,794,885
Accumulated net investment loss	(3,976,469)
Net unrealized appreciation from Portfolio	1,563,037,292
Total	$5,454,549,059

Class A Shares
Net Assets	$1,294,127,517
Shares Outstanding	57,947,829
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$22.33
Maximum Offering Price Per Share
(100 ÷ 94.25 of net asset value per share)	$23.69

Class C Shares
Net Assets	$237,887,024
Shares Outstanding	11,063,882
Net Asset Value and Offering Price Per Share*
(net assets ÷ shares of beneficial interest outstanding)	$21.50

Class I Shares
Net Assets	$3,755,707,425
Shares Outstanding	156,111,193
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$24.06

Class R Shares
Net Assets	$166,574,657
Shares Outstanding	7,552,165
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$22.06

Class R6 Shares
Net Assets	$252,436
Shares Outstanding	10,488
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$24.07

On sales of $50,000 or more, the offering price of Class A shares is reduced.

*	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

7	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Statement of Operations

Investment Income	Year Ended September 30, 2014
Dividends allocated from Portfolio	$53,156,864
Interest allocated from Portfolio	417,582
Expenses allocated from Portfolio	(49,059,885)
Total investment income from Portfolio	$4,514,561

Expenses
Distribution and service fees
Class A	$4,144,572
Class C	2,599,493
Class R	697,330
Trustees’ fees and expenses	500
Custodian fee	63,133
Transfer and dividend disbursing agent fees	4,972,332
Legal and accounting services	94,249
Printing and postage	558,713
Registration fees	247,503
Miscellaneous	34,458
Total expenses	$13,412,283

Net investment loss	$(8,897,722)

Realized and Unrealized Gain (Loss) from Portfolio
Net realized gain (loss) —
Investment transactions	$201,081,181
Net realized gain	$201,081,181
Change in unrealized appreciation (depreciation) —
Investments	$134,386,019
Net change in unrealized appreciation (depreciation)	$134,386,019

Net realized and unrealized gain	$335,467,200

Net increase in net assets from operations	$326,569,478

8	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Statements of Changes in Net Assets

	Year Ended September 30,
Increase (Decrease) in Net Assets	2014	2013
From operations —
Net investment loss	$(8,897,722)	$(5,002,485)
Net realized gain from investment transactions	201,081,181	37,566,362 (1)
Net change in unrealized appreciation (depreciation) from investments	134,386,019	1,008,175,043
Net increase in net assets from operations	$326,569,478	$1,040,738,920
Distributions to shareholders —
From net realized gain
Class A	$(11,194,718)	$(3,614,168)
Class C	(1,805,335)	(573,093)
Class I	(21,120,548)	(6,275,163)
Class R	(753,572)	(84,480)
Total distributions to shareholders	$(34,874,173)	$(10,546,904)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$411,949,762	$554,356,074
Class C	23,374,610	77,309,174
Class I	1,373,517,220	1,382,820,033
Class R	102,730,791	66,070,358
Class R6	258,829	—
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	10,438,714	3,385,399
Class C	1,436,126	437,509
Class I	16,027,473	4,903,115
Class R	704,112	76,374
Cost of shares redeemed
Class A	(789,724,722)	(327,446,184)
Class C	(50,715,210)	(28,998,030)
Class I	(998,705,614)	(736,600,827)
Class R	(25,220,037)	(10,629,402)
Net increase in net assets from Fund share transactions	$76,072,054	$985,683,593

Net increase in net assets	$367,767,359	$2,015,875,609

Net Assets
At beginning of year	$5,086,781,700	$3,070,906,091
At end of year	$5,454,549,059	$5,086,781,700

Accumulated net investment loss included in net assets
At end of year	$(3,976,469)	$(7,206,496)

(1)	Includes $15,828,645 of net realized gains from redemptions in-kind.

9	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Financial Highlights

	Class A
	Year Ended September 30,
	2014	2013		2012		2011		2010
Net asset value — Beginning of year	$21.180	$16.520		$12.870		$12.490		$11.170

Income (Loss) From Operations
Net investment loss(1)	$(0.062)	$(0.044)		$(0.070)		$(0.074)		$(0.072)
Net realized and unrealized gain	1.360	4.760		3.808		0.543	(2)	1.392

Total income from operations	$1.298	$4.716		$3.738		$0.469		$1.320

Less Distributions
From net realized gain	$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Total distributions	$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Net asset value — End of year	$22.330	$21.180		$16.520		$12.870		$12.490

Total Return(3)	6.13%	28.63%		29.12%		3.67%		11.82%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$1,294,128	$1,566,425		$1,010,125		$512,020		$256,917
Ratios (as a percentage of average daily net assets):
Expenses(4)(5)	1.23%	1.25	%(6)	1.24	%(7)	1.20	%(7)	1.20	%(7)
Net investment loss	(0.28)%	(0.24)%		(0.44)%		(0.51)%		(0.61)%
Portfolio Turnover of the Portfolio	11%	9%		6%		19%		20%

(1)	Computed using average shares outstanding.

(2)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)

The sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013). Absent this subsidy, total return would be lower.

(7)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser of the Portfolio. Absent this waiver and/or subsidy, total return would be lower.

10	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Financial Highlights — continued

	Class C
	Year Ended September 30,
	2014	2013		2012		2011		2010*
Net asset value — Beginning of year	$20.550	$16.150		$12.680		$12.390		$11.170

Income (Loss) From Operations
Net investment loss(1)	$(0.224)	$(0.182)		$(0.185)		$(0.180)		$(0.158)
Net realized and unrealized gain	1.322	4.638		3.743		0.559	(2)	1.378

Total income from operations	$1.098	$4.456		$3.558		$0.379		$1.220

Less Distributions
From net realized gain	$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Total distributions	$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Net asset value — End of year	$21.500	$20.550		$16.150		$12.680		$12.390

Total Return(3)	5.35%	27.68%		28.13%		2.97%		10.92%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$237,887	$251,684		$152,264		$61,530		$17,530
Ratios (as a percentage of average daily net assets):
Expenses(4)(5)	1.98%	2.00	%(6)	1.99	%(7)	1.95	%(7)	1.95	%(7)
Net investment loss	(1.03)%	(0.99)%		(1.19)%		(1.25)%		(1.34)%
Portfolio Turnover of the Portfolio	11%	9%		6%		19%		20%

*	Class C commenced operations on October 1, 2009.

(1)	Computed using average shares outstanding.

(2)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)

The sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013). Absent this subsidy, total return would be lower.

(7)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser of the Portfolio. Absent this waiver and/or subsidy, total return would be lower.

11	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Financial Highlights — continued

	Class I
	Year Ended September 30,
	2014	2013		2012		2011		2010
Net asset value — Beginning of year	$22.750	$17.700		$13.750		$13.300		$11.870

Income (Loss) From Operations
Net investment income (loss)(1)	$(0.006)	$0.003		$(0.033)		$(0.040)		$(0.044)
Net realized and unrealized gain	1.464	5.103		4.071		0.579	(2)	1.474

Total income from operations	$1.458	$5.106		$4.038		$0.539		$1.430

Less Distributions
From net realized gain	$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Total distributions	$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Net asset value — End of year	$24.060	$22.750		$17.700		$13.750		$13.300

Total Return(3)	6.42%	28.93%		29.43%		3.98%		12.05%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$3,755,707	$3,184,642		$1,890,595		$815,413		$296,476
Ratios (as a percentage of average daily net assets):
Expenses(4)(5)	0.98%	1.00	%(6)	0.99	%(7)	0.95	%(7)	0.95	%(7)
Net investment income (loss)	(0.03)%	0.02%		(0.19)%		(0.26)%		(0.35)%
Portfolio Turnover of the Portfolio	11%	9%		6%		19%		20%

(1)	Computed using average shares outstanding.

(2)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)

The sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013). Absent this subsidy, total return would be lower.

(7)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser of the Portfolio. Absent this waiver and/or subsidy, total return would be lower.

12	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Financial Highlights — continued

	Class R
	Year Ended September 30,
	2014	2013		2012		2011		2010
Net asset value — Beginning of year	$20.970	$16.400		$12.810		$12.450		$11.170

Income (Loss) From Operations
Net investment loss(1)	$(0.110)	$(0.094)		$(0.111)		$(0.109)		$(0.092)
Net realized and unrealized gain	1.348	4.720		3.789		0.558	(2)	1.372

Total income from operations	$1.238	$4.626		$3.678		$0.449		$1.280

Less Distributions
From net realized gain	$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Total distributions	$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Net asset value — End of year	$22.060	$20.970		$16.400		$12.810		$12.450

Total Return(3)	5.91%	28.29%		28.78%		3.53%		11.46%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$166,575	$84,030		$17,922		$1,827		$98
Ratios (as a percentage of average daily net assets):
Expenses(4)(5)	1.48%	1.50	%(6)	1.49	%(7)	1.45	%(7)	1.45	%(7)
Net investment loss	(0.50)%	(0.49)%		(0.70)%		(0.74)%		(0.78)%
Portfolio Turnover of the Portfolio	11%	9%		6%		19%		20%

(1)	Computed using average shares outstanding.

(2)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)

The sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013). Absent this subsidy, total return would be lower.

(7)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser of the Portfolio. Absent this waiver and/or subsidy, total return would be lower.

13	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Financial Highlights — continued

	Class R6
	Period Ended September 30, 2014(1)
Net asset value — Beginning of period	$25.040

Income (Loss) From Operations
Net investment income(2)	$0.022
Net realized and unrealized loss	(0.992)

Total loss from operations	$(0.970)

Net asset value — End of period	$24.070

Total Return(3)	(3.87	)%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$252
Ratios (as a percentage of average daily net assets):
Expenses(5)(6)	0.90	%(7)
Net investment income	0.35	%(7)
Portfolio Turnover of the Portfolio	11	%(8)

(1)	For the period from the commencement of operations, July 1, 2014, to September 30, 2014.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)	Annualized.

(8)	For the Portfolio’s year ended September 30, 2014.

14	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Notes to Financial Statements

1  Significant Accounting Policies

Eaton Vance Atlanta Capital SMID-Cap Fund (the Fund) is a diversified series of Eaton Vance Growth Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund offers five classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I, Class R and Class R6 shares are sold at net asset value and are not subject to a sales charge. Effective after the close of business on January 15, 2013, the Fund was closed to new investors, subject to limited exceptions. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses and net investment income and losses, other than class-specific expenses, are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Sub-accounting, recordkeeping and similar administrative fees payable to financial intermediaries, which are a component of transfer and dividend disbursing agent fees on the Statement of Operations, are not allocated to Class R6 shares. Each class of shares differs in its distribution plan and certain other class-specific expenses. The Fund invests all of its investable assets in interests in SMID-Cap Portfolio (the Portfolio), a Massachusetts business trust, having the same investment objective and policies as the Fund. The value of the Fund’s investment in the Portfolio reflects the Fund’s proportionate interest in the net assets of the Portfolio (99.9% at September 30, 2014). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the portfolio of investments, are included elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America. The Fund is an investment company and follows accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946.

A  Investment Valuation — Valuation of securities by the Portfolio is discussed in Note 1A of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

B  Income — The Fund’s net investment income or loss consists of the Fund’s pro-rata share of the net investment income or loss of the Portfolio, less all actual and accrued expenses of the Fund.

C  Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary.

At September 30, 2014, the Fund had a late year ordinary loss of $3,976,469 which it has elected to defer to the following taxable year pursuant to income tax regulations. Late year ordinary losses represent certain specified losses realized in that portion of a taxable year after October 31 that are treated as ordinary for tax purposes plus ordinary losses attributable to that portion of a taxable year after December 31.

As of September 30, 2014, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

D  Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

G  Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

H  Other — Investment transactions are accounted for on a trade date basis. Dividends to shareholders are recorded on the ex-dividend date.

15

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Notes to Financial Statements — continued

2  Distributions to Shareholders

It is the present policy of the Fund to make at least one distribution annually (normally in December) of all or substantially all of its net investment income and to distribute annually all or substantially all of its net realized capital gains. Distributions are declared separately for each class of shares. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the ex-dividend date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

The tax character of distributions declared for the years ended September 30, 2014 and September 30, 2013 was as follows:

	Year Ended September 30,
	2014	2013

Distributions declared from:
Long-term capital gains	$34,874,173	$10,546,904

During the year ended September 30, 2014, accumulated net realized gain was decreased by $32,907,849, accumulated net investment loss was decreased by $12,127,749 and paid-in capital was increased by $20,780,100 due to the Fund’s use of equalization accounting and differences between book and tax accounting, primarily for net operating losses and investments in partnerships. Tax equalization accounting allows the Fund to treat as a distribution that portion of redemption proceeds representing a redeeming shareholder’s portion of undistributed taxable income and net capital gains. These reclassifications had no effect on the net assets or net asset value per share of the Fund.

As of September 30, 2014, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

Undistributed long-term capital gains	$153,219,177
Late year ordinary losses	$(3,976,469)
Net unrealized appreciation	$1,559,613,000

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statement of Assets and Liabilities are primarily due to wash sales, partnership allocations and investments in partnerships.

3  Transactions with Affiliates

Eaton Vance Management (EVM) serves as the administrator to the Fund, but receives no compensation. Atlanta Capital Management Company, LLC (Atlanta Capital), the sub-adviser of the Portfolio and an affiliate of EVM, has agreed to reimburse the Fund’s expenses to the extent that total annual operating expenses (relating to ordinary operating expenses only) exceed 1.25%, 2.00%, 1.00%, 1.50% and 0.92% of the Fund’s average daily net assets for Class A, Class C, Class I, Class R and Class R6, respectively. The agreement may be changed or terminated after January 31, 2015. Pursuant to this agreement, Atlanta Capital reimbursed no expenses for the year ended September 30, 2014. The Portfolio has engaged Boston Management and Research (BMR), a subsidiary of EVM, to render investment advisory services. See Note 2 of the Portfolio’s Notes to Financial Statements which are included elsewhere in this report.

EVM provides sub-transfer agency and related services to the Fund pursuant to a Sub-Transfer Agency Support Services Agreement. For the year ended September 30, 2014, EVM earned $55,874 from the Fund pursuant to such agreement, which is included in transfer and dividend disbursing agent fees on the Statement of Operations. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $39,985 as its portion of the sales charge on sales of Class A shares for the year ended September 30, 2014. EVD also received distribution and service fees from Class A, Class C and Class R shares (see Note 4) and contingent deferred sales charges (see Note 5).

Trustees and officers of the Fund who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Fund out of the investment adviser fee. Certain officers and Trustees of the Fund and the Portfolio are officers of the above organizations.

4  Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, the Fund pays EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and

16

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Notes to Financial Statements — continued

facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the year ended September 30, 2014 amounted to $4,144,572 for Class A shares.

The Fund also has in effect distribution plans for Class C shares (Class C Plan) and Class R shares (Class R Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class C Plan, the Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class C shares for providing ongoing distribution services and facilities to the Fund. For the year ended September 30, 2014, the Fund paid or accrued to EVD $1,949,620 for Class C shares.

The Class R Plan requires the Fund to pay EVD an amount up to 0.50% per annum of its average daily net assets attributable to Class R shares for providing ongoing distribution services and facilities to the Fund. The Trustees of the Trust have currently limited Class R distribution payments to 0.25% per annum of the average daily net assets attributable to Class R shares. For the year ended September 30, 2014, the Fund paid or accrued to EVD $348,665 for Class R shares.

Pursuant to the Class C and Class R Plans, the Fund also makes payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the year ended September 30, 2014 amounted to $649,873 and $348,665 for Class C and Class R shares, respectively.

Distribution and service fees are subject to the limitations contained in the Financial Industry Regulatory Authority’s NASD Conduct Rule 2830(d).

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) of 1% generally is imposed on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within 18 months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. For the year ended September 30, 2014, the Fund was informed that EVD received approximately $2,000 and $16,000 of CDSCs paid by Class A and Class C shareholders, respectively.

6  Investment Transactions

For the year ended September 30, 2014, increases and decreases in the Fund’s investment in the Portfolio aggregated $534,988,390 and $493,300,523, respectively.

7  Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

	Year Ended September 30,
Class A	2014	2013

Sales	18,414,321	30,057,056
Issued to shareholders electing to receive payments of distributions in Fund shares	472,768	200,676
Redemptions	(34,888,379)	(17,448,182)

Net increase (decrease)	(16,001,290)	12,809,550

	Year Ended September 30,
Class C	2014	2013

Sales	1,081,206	4,368,433
Issued to shareholders electing to receive payments of distributions in Fund shares	67,172	26,564
Redemptions	(2,330,843)	(1,575,973)

Net increase (decrease)	(1,182,465)	2,819,024

17

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Notes to Financial Statements — continued

	Year Ended September 30,
Class I	2014	2013

Sales	56,701,871	69,521,779
Issued to shareholders electing to receive payments of distributions in Fund shares	675,410	271,040
Redemptions	(41,243,314)	(36,648,840)

Net increase	16,133,967	33,143,979

	Year Ended September 30,
Class R	2014	2013

Sales	4,643,737	3,472,797
Issued to shareholders electing to receive payments of distributions in Fund shares	32,224	4,562
Redemptions	(1,130,121)	(563,859)

Net increase	3,545,840	2,913,500

Class R6	Period Ended September 30, 2014(1)

Sales	10,488

Net increase	10,488

(1)	Class R6 commenced operations on July 1, 2014.

18

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Report of Independent Registered Public Accounting Firm

To the Trustees of Eaton Vance Growth Trust and Shareholders of Eaton Vance Atlanta Capital SMID-Cap Fund:

We have audited the accompanying statement of assets and liabilities of Eaton Vance Atlanta Capital SMID-Cap Fund (the “Fund”) (one of the funds constituting Eaton Vance Growth Trust), as of September 30, 2014, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Eaton Vance Atlanta Capital SMID-Cap Fund as of September 30, 2014, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

November 19, 2014

19

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Federal Tax Information (Unaudited)

The Form 1099-DIV you receive in February 2015 will show the tax status of all distributions paid to your account in calendar year 2014. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Fund. As required by the Internal Revenue Code and/or regulations, shareholders must be notified regarding the status of capital gains dividends.

Capital Gains Dividends.  The Fund hereby designates as a capital gain dividend with respect to the taxable year ended September 30, 2014, $198,937,752 or, if subsequently determined to be different, the net capital gain of such year.

20

SMID-Cap Portfolio

September 30, 2014

Portfolio of Investments

Common Stocks — 97.7%

Security	Shares	Value

Aerospace & Defense — 1.6%
TransDigm Group, Inc.	461,877	$85,137,787

		$85,137,787

Auto Components — 1.9%
Gentex Corp.	3,836,820	$102,711,671

		$102,711,671

Banks — 5.7%
City National Corp.	1,873,791	$141,789,765
Cullen/Frost Bankers, Inc.	1,095,047	83,782,046
Umpqua Holdings Corp.	5,189,481	85,470,752

		$311,042,563

Capital Markets — 6.1%
Affiliated Managers Group, Inc.(1)	612,973	$122,815,270
Artisan Partners Asset Management, Inc., Class A	1,212,729	63,122,545
SEI Investments Co.	4,104,836	148,430,870

		$334,368,685

Chemicals — 1.6%
Airgas, Inc.	794,223	$87,880,775

		$87,880,775

Commercial Services & Supplies — 1.1%
Copart, Inc.(1)	2,014,216	$63,075,174

		$63,075,174

Construction & Engineering — 0.8%
Jacobs Engineering Group, Inc.(1)	921,670	$44,995,929

		$44,995,929

Containers & Packaging — 1.9%
AptarGroup, Inc.	1,678,877	$101,907,834

		$101,907,834

Distributors — 2.0%
LKQ Corp.(1)	4,225,309	$112,350,966

		$112,350,966

Security	Shares	Value

Electrical Equipment — 2.0%
Acuity Brands, Inc.	933,261	$109,854,152

		$109,854,152

Electronic Equipment, Instruments & Components — 1.3%
FLIR Systems, Inc.	2,338,787	$73,297,585

		$73,297,585

Energy Equipment & Services — 2.2%
Dril-Quip, Inc.(1)	511,168	$45,698,419
Oceaneering International, Inc.	1,119,608	72,964,854

		$118,663,273

Health Care Equipment & Supplies — 7.8%
DENTSPLY International, Inc.	3,772,036	$172,004,842
IDEXX Laboratories, Inc.(1)	707,305	83,341,748
Teleflex, Inc.	807,609	84,831,249
Varian Medical Systems, Inc.(1)	1,049,453	84,082,174

		$424,260,013

Health Care Providers & Services — 2.8%
Henry Schein, Inc.(1)	1,338,712	$155,919,787

		$155,919,787

Household Products — 1.8%
Church & Dwight Co., Inc.	1,439,432	$100,990,549

		$100,990,549

Industrial Conglomerates — 2.5%
Carlisle Cos., Inc.	1,676,389	$134,748,148

		$134,748,148

Insurance — 8.5%
HCC Insurance Holdings, Inc.	4,426,534	$213,757,327
Markel Corp.(1)	396,890	252,481,573

		$466,238,900

IT Services — 4.6%
Gartner, Inc.(1)	1,008,077	$74,063,417
Jack Henry & Associates, Inc.	1,992,898	110,924,703
WEX, Inc.(1)	596,790	65,837,873

		$250,825,993

21	See Notes to Financial Statements.

SMID-Cap Portfolio

September 30, 2014

Portfolio of Investments — continued

Security	Shares	Value

Life Sciences Tools & Services — 3.8%
Bio-Rad Laboratories, Inc., Class A(1)	1,158,858	$131,414,497
Mettler-Toledo International, Inc.(1)	291,363	74,626,805

		$206,041,302

Machinery — 8.6%
CLARCOR, Inc.	1,988,228	$125,417,422
Donaldson Co., Inc.	1,664,189	67,615,999
Graco, Inc.	1,114,991	81,372,043
IDEX Corp.	1,920,653	138,997,658
Pall Corp.	687,594	57,551,618

		$470,954,740

Marine — 3.6%
Kirby Corp.(1)	1,657,882	$195,381,394

		$195,381,394

Media — 3.5%
Morningstar, Inc.	2,843,529	$193,075,619

		$193,075,619

Professional Services — 2.5%
Equifax, Inc.	1,817,305	$135,825,376

		$135,825,376

Real Estate Management & Development — 1.6%
Forest City Enterprises, Inc., Class A(1)	4,404,183	$86,145,819

		$86,145,819

Road & Rail — 2.1%
J.B. Hunt Transport Services, Inc.	1,263,492	$93,561,582
Landstar System, Inc.	268,594	19,389,801

		$112,951,383

Software — 11.0%
ANSYS, Inc.(1)	2,495,304	$188,819,654
Blackbaud, Inc.	3,185,169	125,145,290
FactSet Research Systems, Inc.	796,405	96,787,100
Fair Isaac Corp.	2,065,007	113,781,886
Manhattan Associates, Inc.(1)	417,672	13,958,598
Solera Holdings, Inc.	1,121,768	63,222,844

		$601,715,372

Security	Shares	Value

Specialty Retail — 3.8%
Aaron’s, Inc.	364,600	$8,867,072
CarMax, Inc.(1)	654,690	30,410,351
Sally Beauty Holdings, Inc.(1)	6,211,682	170,013,736

		$209,291,159

Textiles, Apparel & Luxury Goods — 1.0%
Columbia Sportswear Co.	1,573,252	$56,290,957

		$56,290,957

Total Common Stocks (identified cost $3,778,122,201)		$5,345,942,905

Short-Term Investments — 2.4%

Description	Interest (000’s omitted)	Value
Eaton Vance Cash Reserves Fund, LLC, 0.14%(2)	$130,789	$130,789,222

Total Short-Term Investments (identified cost $130,789,222)		$130,789,222

Total Investments — 100.1% (identified cost $3,908,911,423)		$5,476,732,127

Other Assets, Less Liabilities — (0.1)%		$(6,428,884)

Net Assets — 100.0%		$5,470,303,243

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

(1)	Non-income producing security.

(2)

Affiliated investment company, available to Eaton Vance portfolios and funds, which invests in high quality, U.S. dollar denominated money market instruments. The rate shown is the annualized seven-day yield as of September 30, 2014.

22	See Notes to Financial Statements.

SMID-Cap Portfolio

September 30, 2014

Statement of Assets and Liabilities

Assets	September 30, 2014
Unaffiliated investments, at value (identified cost, $3,778,122,201)	$5,345,942,905
Affiliated investment, at value (identified cost, $130,789,222)	130,789,222
Dividends receivable	2,353,309
Interest receivable from affiliated investment	17,959
Receivable for investments sold	11,233,155
Total assets	$5,490,336,550

Liabilities
Payable for investments purchased	$15,865,375
Payable to affiliates:
Investment adviser fee	3,957,797
Accrued expenses	210,135
Total liabilities	$20,033,307
Net Assets applicable to investors’ interest in Portfolio	$5,470,303,243

Sources of Net Assets
Investors’ capital	$3,902,482,539
Net unrealized appreciation	1,567,820,704
Total	$5,470,303,243

23	See Notes to Financial Statements.

SMID-Cap Portfolio

September 30, 2014

Statement of Operations

Investment Income	Year Ended September 30, 2014
Dividends	$53,212,011
Interest allocated from affiliated investment	418,008
Expenses allocated from affiliated investment	(53,287)
Total investment income	$53,576,732

Expenses
Investment adviser fee	$47,836,209
Trustees’ fees and expenses	68,000
Custodian fee	882,359
Legal and accounting services	122,643
Miscellaneous	147,822
Total expenses	$49,057,033
Deduct —
Reduction of custodian fee	$8
Total expense reductions	$8

Net expenses	$49,057,025

Net investment income	$4,519,707

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$201,445,402
Investment transactions allocated from affiliated investment	4,712
Net realized gain	$201,450,114
Change in unrealized appreciation (depreciation) —
Investments	$134,347,992
Net change in unrealized appreciation (depreciation)	$134,347,992

Net realized and unrealized gain	$335,798,106

Net increase in net assets from operations	$340,317,813

24	See Notes to Financial Statements.

SMID-Cap Portfolio

September 30, 2014

Statements of Changes in Net Assets

	Year Ended September 30,
Increase (Decrease) in Net Assets	2014	2013
From operations —
Net investment income	$4,519,707	$5,101,228
Net realized gain from investment transactions	201,450,114	37,674,854	(1)
Net change in unrealized appreciation (depreciation) from investments	134,347,992	1,009,849,280
Net increase in net assets from operations	$340,317,813	$1,052,625,362
Capital transactions —
Contributions	$536,641,842	$1,121,088,986
Withdrawals	(497,203,096)	(154,537,608)
Net increase in net assets from capital transactions	$39,438,746	$966,551,378

Net increase in net assets	$379,756,559	$2,019,176,740

Net Assets
At beginning of year	$5,090,546,684	$3,071,369,944
At end of year	$5,470,303,243	$5,090,546,684

(1)	Includes $15,891,640 of net realized gains from redemptions in-kind.

25	See Notes to Financial Statements.

SMID-Cap Portfolio

September 30, 2014

Supplementary Data

	Year Ended September 30,
Ratios/Supplemental Data	2014	2013	2012	2011	2010
Ratios (as a percentage of average daily net assets):
Expenses(1)(2)	0.87%	0.89%	0.94%	0.95%	0.95%
Net investment income (loss)	0.08%	0.12%	(0.14)%	(0.26)%	(0.36)%
Portfolio Turnover	11%	9%	6%	19%	20%

Total Return	6.53%	29.07%	29.50%	3.98%	12.05%

Net assets, end of year (000’s omitted)	$5,470,303	$5,090,547	$3,071,370	$1,397,652	$574,748

(1)

The investment adviser waived a portion of its investment adviser fee and/or subsidized certain operating expenses (equal to 0.04% and 0.12% of average daily net assets for the years ended September 30, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser. Absent this waiver and/or subsidy, total return would be lower.

(2)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

26	See Notes to Financial Statements.

SMID-Cap Portfolio

September 30, 2014

Notes to Financial Statements

1  Significant Accounting Policies

SMID-Cap Portfolio (the Portfolio) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as a diversified, open-end management investment company. The Portfolio’s investment objective is to seek long-term capital growth. The Declaration of Trust permits the Trustees to issue interests in the Portfolio. At September 30, 2014, Eaton Vance Atlanta Capital SMID-Cap Fund held a 99.9% interest in the Portfolio.

The following is a summary of significant accounting policies of the Portfolio. The policies are in conformity with accounting principles generally accepted in the United States of America. The Portfolio is an investment company and follows accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Equity Securities. Equity securities listed on a U.S. securities exchange generally are valued at the last sale or closing price on the day of valuation or, if no sales took place on such date, at the mean between the closing bid and asked prices therefore on the exchange where such securities are principally traded. Equity securities listed on the NASDAQ Global or Global Select Market generally are valued at the NASDAQ official closing price. Unlisted or listed securities for which closing sales prices or closing quotations are not available are valued at the mean between the latest available bid and asked prices.

Debt Obligations. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value.

Affiliated Fund. The Portfolio may invest in Eaton Vance Cash Reserves Fund, LLC (Cash Reserves Fund), an affiliated investment company managed by Eaton Vance Management (EVM). The value of the Portfolio’s investment in Cash Reserves Fund reflects the Portfolio’s proportionate interest in its net assets. Cash Reserves Fund generally values its investment securities utilizing the amortized cost valuation technique in accordance with Rule 2a-7 under the 1940 Act. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If amortized cost is determined not to approximate fair value, Cash Reserves Fund may value its investment securities based on available market quotations provided by a third party pricing service.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Portfolio in a manner that fairly reflects the security’s value, or the amount that the Portfolio might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable companies or entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the company’s or entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost.

C  Income — Dividend income is recorded on the ex-dividend date for dividends received in cash and/or securities. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

D  Federal Taxes — The Portfolio has elected to be treated as a partnership for federal tax purposes. No provision is made by the Portfolio for federal or state taxes on any taxable income of the Portfolio because each investor in the Portfolio is ultimately responsible for the payment of any taxes on its share of taxable income. Since at least one of the Portfolio’s investors is a regulated investment company that invests all or substantially all of its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements (under the Internal Revenue Code) in order for its investors to satisfy them. The Portfolio will allocate, at least annually among its investors, each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains and any other items of income, gain, loss, deduction or credit.

As of September 30, 2014, the Portfolio had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Portfolio files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Portfolio. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Portfolio maintains with SSBT. All credit balances, if any, used to reduce the Portfolio’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

G  Indemnifications — Under the Portfolio’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Portfolio. Under Massachusetts law, if certain conditions prevail, interestholders in the Portfolio could

27

SMID-Cap Portfolio

September 30, 2014

Notes to Financial Statements — continued

be deemed to have personal liability for the obligations of the Portfolio. However, the Portfolio’s Declaration of Trust contains an express disclaimer of liability on the part of Portfolio interestholders and the By-laws provide that the Portfolio shall assume the defense on behalf of any Portfolio interestholder. Moreover, the By-laws also provide for indemnification out of Portfolio property of any interestholder held personally liable solely by reason of being or having been an interestholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Portfolio enters into agreements with service providers that may contain indemnification clauses. The Portfolio’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Portfolio that have not yet occurred.

2  Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of EVM, as compensation for management and investment advisory services rendered to the Portfolio. Pursuant to the investment advisory agreement and subsequent fee reduction agreement between the Portfolio and BMR effective May 1, 2014, the fee is computed at an annual rate of 1.00% of the Portfolio’s average daily net assets up to $500 million, 0.9375% on net assets of $500 million but less than $1 billion, 0.875% on net assets of $1 billion but less than $2.5 billion, 0.8125% on net assets of $2.5 billion but less than $5 billion, 0.75% on net assets of $5 billion but less than $7.5 billion and 0.73% on net assets of $7.5 billion and over, and is payable monthly. The fee reduction cannot be terminated or reduced without the approval of a majority vote of the Trustees of the Portfolio who are not interested persons of BMR or the Portfolio and by the vote of a majority of the holders of interest in the Portfolio. For the year ended September 30, 2014, the Portfolio’s investment adviser fee amounted to $47,836,209 or 0.85% of the Portfolio’s average daily net assets. Pursuant to a sub-advisory agreement, BMR pays Atlanta Capital Management Company, LLC (Atlanta Capital), an affiliate of EVM, a portion of its adviser fee for sub-advisory services provided to the Portfolio. The Portfolio invests its cash in Cash Reserves Fund. EVM does not currently receive a fee for advisory services provided to Cash Reserves Fund.

Trustees and officers of the Portfolio who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Portfolio out of the investment adviser fee. Trustees of the Portfolio who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended September 30, 2014, no significant amounts have been deferred. Certain officers and Trustees of the Portfolio are officers of the above organizations.

3  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $799,267,057 and $585,470,402, respectively, for the year ended September 30, 2014.

4  Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of the Portfolio at September 30, 2014, as determined on a federal income tax basis, were as follows:

Aggregate cost	$3,913,067,755

Gross unrealized appreciation	$1,569,602,358
Gross unrealized depreciation	(5,937,986)

Net unrealized appreciation	$1,563,664,372

5  Line of Credit

The Portfolio participates with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Portfolio solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Portfolio based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Portfolio, it may be unable to borrow some or all of its requested amounts at any particular time. The Portfolio did not have any significant borrowings or allocated fees during the year ended September 30, 2014.

28

SMID-Cap Portfolio

September 30, 2014

Notes to Financial Statements — continued

6  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At September 30, 2014, the hierarchy of inputs used in valuing the Portfolio’s investments, which are carried at value, were as follows:

Asset Description	Level 1		Level 2	Level 3	Total
Common Stocks	$5,345,942,905	*	$—	$—	$5,345,942,905

Short-Term Investments	—		130,789,222	—	130,789,222

Total Investments	$5,345,942,905		$130,789,222	$—	$5,476,732,127

*	The level classification by major category of investments is the same as the category presentation in the Portfolio of Investments.

The Portfolio held no investments or other financial instruments as of September 30, 2013 whose fair value was determined using Level 3 inputs. At September 30, 2014, there were no investments transferred between Level 1 and Level 2 during the year then ended.

29

SMID-Cap Portfolio

September 30, 2014

Report of Independent Registered Public Accounting Firm

To the Trustees and Investors of SMID-Cap Portfolio:

We have audited the accompanying statement of assets and liabilities of SMID-Cap Portfolio (the “Portfolio”), including the portfolio of investments, as of September 30, 2014, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the supplementary data for each of the five years in the period then ended. These financial statements and supplementary data are the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on these financial statements and supplementary data based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. The Portfolio is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2014, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and supplementary data referred to above present fairly, in all material respects, the financial position of SMID-Cap Portfolio as of September 30, 2014, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the supplementary data for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

November 19, 2014

30

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Special Meeting of Shareholders (Unaudited)

Eaton Vance Atlanta Capital SMID-Cap Fund

The Fund held a Special Meeting of Shareholders on May 29, 2014 to elect five Trustees. The results of the vote were as follows:

	Number of Shares(1)
Nominee for Trustee	For	Withheld
Scott E. Eston	202,295,578	1,022,508
Cynthia E. Frost	202,425,832	892,254
George J. Gorman	202,330,182	987,904
Valerie A. Mosley	202,448,101	869,985
Harriett Tee Taggart	202,344,831	973,255

Each nominee was also elected a Trustee of the Portfolio.

(1)	Excludes fractional shares.

SMID-Cap Portfolio

The Portfolio held a Special Meeting of Interestholders on May 29, 2014 to elect five Trustees. The results of the vote were as follows:

	Interest in the Portfolio
Nominee for Trustee	For	Withheld
Scott E. Eston	99.50%	0.50%
Cynthia E. Frost	99.56%	0.44%
George J. Gorman	99.51%	0.49%
Valerie A. Mosley	99.57%	0.43%
Harriett Tee Taggart	99.52%	0.48%

31

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Board of Trustees’ Contract Approval

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuation is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 28, 2014, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished by each adviser to the Eaton Vance Funds (including information specifically requested by the Board) for a series of meetings of the Contract Review Committee held between February and April 2014, as well as information considered throughout the year at meetings of the Board and its committees. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

•	An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

•	An independent report comparing each fund’s total expense ratio and its components to comparable funds;

•

An independent report comparing the investment performance of each fund (including, where relevant, yield data, Sharpe ratios and information ratios) to the investment performance of comparable funds over various time periods;

•	Data regarding investment performance in comparison to benchmark indices and customized peer groups identified by the adviser in consultation with the Board;

•

For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other accounts (including mutual funds, other collective investment funds and institutional accounts) using investment strategies and techniques similar to those used in managing such fund;

•	Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management and Trading

•	Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

•

Information about the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through client commission arrangements and the fund’s policies with respect to “soft dollar” arrangements;

•	Data relating to portfolio turnover rates of each fund;

•	The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

•	Information about each adviser’s processes for monitoring best execution of portfolio transactions, and other policies and practices of each adviser with respect to trading;

Information about each Adviser

•	Reports detailing the financial results and condition of each adviser;

•

Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

•	Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

•	Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;

•

Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

•	Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

•

A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers, including with respect to regulatory and compliance issues, investment management and other matters;

32

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Board of Trustees’ Contract Approval — continued

Other Relevant Information

•	Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

•	Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

•	The terms of each advisory agreement.

Over the course of the twelve-month period ended April 30, 2014, with respect to one or more funds, the Board met nine times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met seven, seventeen, eleven, six and ten times respectively. At such meetings, the Trustees participated in investment and performance reviews with the portfolio managers and other investment professionals of each adviser relating to each fund, and considered the investment and trading strategies used in pursuing each fund’s investment objective, including, where relevant, the use of derivative instruments, as well as processes for monitoring best execution of portfolio transactions and risk management techniques. The Board and its Committees also evaluated issues pertaining to industry and regulatory developments, compliance procedures, fund governance and other issues with respect to the funds, and received and participated in reports and presentations provided by Eaton Vance Management and other fund advisers with respect to such matters.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement. In evaluating each advisory and sub-advisory agreement, including the specific fee structures and other terms of the agreements, the Contract Review Committee was informed by multiple years of analysis and discussion among the Independent Trustees and the Funds’ advisers and sub-advisers.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuation of the investment advisory agreement of SMID-Cap Portfolio (the “Portfolio”), the portfolio in which Eaton Vance Atlanta Capital SMID-Cap Fund (the “Fund”) invests, with Boston Management and Research (the “Adviser”), and the sub-advisory agreement with Atlanta Capital Management Company, LLC (the “Sub-adviser”), each an affiliate of Eaton Vance Management, including their fee structures, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of each agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to the agreements. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement and the sub-advisory agreement for the Portfolio.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreement and the sub-advisory agreement of the Portfolio, the Board evaluated the nature, extent and quality of services provided to the Portfolio by the Adviser and the Sub-adviser.

The Board considered the Adviser’s and the Sub-adviser’s management capabilities and investment process with respect to the types of investments held by the Portfolio, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Portfolio. With respect to the Adviser, the Board considered the Adviser’s responsibilities supervising the Sub-adviser. With respect to the Sub-adviser, the Board took into account the resources available to the Sub-adviser in fulfilling its duties under the sub-advisory agreement and the Sub-adviser’s experience in managing equity portfolios. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to the Portfolio by senior management.

The Board reviewed the compliance programs of the Adviser and relevant affiliates thereof, including the Sub-adviser. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

33

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Board of Trustees’ Contract Approval — continued

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser and the Sub-adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreement and the sub-advisory agreement.

Fund Performance

The Board compared the Fund’s investment performance to a relevant universe of comparable funds identified by an independent data provider and appropriate benchmark indices, as well as a customized peer group of similarly managed funds. The Board reviewed comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2013 for the Fund. The Board concluded that the performance of the Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual fee rates for investment advisory and administrative services payable by the Portfolio and by the Fund (referred to as “management fees”). As part of its review, the Board considered the management fees and the Fund’s total expense ratio for the year ended September 30, 2013, as compared to a group of similarly managed funds selected by an independent data provider (the “peer group”). The Board noted that the Adviser had waived fees and/or paid expenses for the Fund. The Board considered the fact that, at the request of the Contract Review Committee, the Adviser had undertaken to permanently reduce fees of the Fund in an agreed upon amount, such reduction to be effective May 1, 2014. The Board also considered certain Fund specific factors that had an impact on Fund expense ratios relative to the peer group, as identified by management in response to inquiries from the Contract Review Committee. The Board also considered actions taken by management in recent years to reduce expenses at the fund complex level, including the negotiation of reduced fees for transfer agency and custody services.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser and the Sub-adviser, the Board concluded that the management fees charged for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof, including the Sub-adviser, in providing investment advisory and administrative services to the Fund, to the Portfolio and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates, including the Sub-adviser, in connection with their relationships with the Fund and the Portfolio, including the benefits of research services that may be available to the Adviser or the Sub-adviser as a result of securities transactions effected for the Portfolio and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates, including the Sub-adviser, are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and the Fund and the Portfolio, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund and the Portfolio increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of the Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of the Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the Fund currently shares in the benefits from economies of scale. The Board also concluded that, assuming reasonably foreseeable increases in the assets of the Fund, the structure of the advisory fee, which includes breakpoints at several asset levels, including new breakpoints effective May 1, 2014, will allow the Fund to continue to benefit from economies of scale in the future.

34

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Management and Organization

Fund Management.  The Trustees of Eaton Vance Growth Trust (the Trust) and SMID-Cap Portfolio (the Portfolio) are responsible for the overall management and supervision of the Trust’s and Portfolio’s affairs. The Trustees and officers of the Trust and the Portfolio are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust and Portfolio hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust and the Portfolio, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Fund’s principal underwriter, the Portfolio’s placement agent and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below. Each Trustee oversees 182 portfolios in the Eaton Vance Complex (including all master and feeder funds in a master feeder structure). Each officer serves as an officer of certain other Eaton Vance funds. Each Trustee and officer serves until his or her successor is elected.

Name and Year of Birth	Position(s) with the Trust and the Portfolio	Trustee Since(1)	Principal Occupation(s) and Directorships During Past Five Years and Other Relevant Experience
Interested Trustee

Thomas E. Faust Jr. 1958	Trustee of the Trust and Portfolio and President of the Portfolio	2007

Chairman, Chief Executive Officer and President of EVC, Director and President of EV, Chief Executive Officer and President of EVM and BMR, and Director of EVD. Trustee and/or officer of 182 registered investment companies. Mr. Faust is an interested person because of his positions with EVM, BMR, EVD, EVC and EV, which are affiliates of the Trust and the Portfolio.

Directorships in the Last Five Years.(2) Director of EVC and Hexavest Inc.

Noninterested Trustees

Scott E. Eston 1956	Trustee	2011

Private investor. Formerly held various positions at Grantham, Mayo, Van Otterloo and Co., L.L.C. (investment management firm) (1997-2009), including Chief Operating Officer (2002-2009), Chief Financial Officer (1997-2009) and Chairman of the Executive Committee (2002-2008); President and Principal Executive Officer, GMO Trust (open-end registered investment company) (2006-2009). Former Partner, Coopers and Lybrand L.L.P. (now PricewaterhouseCoopers) (public accounting firm) (1987-1997).

Directorships in the Last Five Years.(2) None.

Cynthia E. Frost(3) 1961	Trustee	2014

Private investor. Formerly, Chief Investment Officer of Brown University (university endowment) (2000-2012); Portfolio Strategist for Duke Management Company (university endowment manager) (1995-2000); Managing Director, Cambridge Associates (1989-1995); Consultant, Bain and Company (1987-1989); Senior Equity Analyst, BA Investment Management Company (1983-1985).

Directorships in the Last Five Years. None.

George J. Gorman(3) 1952	Trustee	2014

Principal at George J. Gorman LLC (consulting firm). Formerly, Senior Partner at Ernst & Young LLP (public accounting firm) (1974-2009).

Directorships in the Last Five Years. Formerly, Trustee of the Bank of America Money Market Funds Series Trust (2011-2014) and of the Ashmore Funds (2010-2014).

Valerie A. Mosley(4) 1960	Trustee	2014

Chairwoman and Chief Executive Officer of Valmo Ventures (a consulting and investment firm). Former Partner and Senior Vice President, Portfolio Manager and Investment Strategist at Wellington Management Company, LLP (investment management firm) (1992-2012). Former Chief Investment Officer, PG Corbin Asset Management (1990-1992). Formerly worked in institutional corporate bond sales at Kidder Peabody (1986-1990).

Directorships in the Last Five Years.(2) Director of Dynex Capital, Inc. (mortgage REIT) (since 2013).

35

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Management and Organization — continued

Name and Year of Birth	Position(s) with the Trust and the Portfolio	Trustee Since(1)	Principal Occupation(s) and Directorships During Past Five Years and Other Relevant Experience
Noninterested Trustees (continued)

William H. Park 1947	Trustee	2003

Consultant and private investor. Formerly, Chief Financial Officer, Aveon Group L.P. (investment management firm) (2010-2011). Formerly, Vice Chairman, Commercial Industrial Finance Corp. (specialty finance company) (2006-2010). Formerly, President and Chief Executive Officer, Prizm Capital Management, LLC (investment management firm) (2002-2005). Formerly, Executive Vice President and Chief Financial Officer, United Asset Management Corporation (investment management firm) (1982-2001). Formerly, Senior Manager, Price Waterhouse (now PricewaterhouseCoopers) (an independent registered public accounting firm) (1972-1981).

Directorships in the Last Five Years.(2) None.

Ronald A. Pearlman 1940	Trustee	2003

Lawyer and consultant. Formerly, Professor of Law, Georgetown University Law Center (1999-2014). Formerly, Partner, Covington & Burling LLP (law firm) (1991-2000). Formerly, Chief of Staff, Joint Committee on Taxation, U.S. Congress (1988-1990). Formerly, Deputy Assistant Secretary (Tax Policy) and Assistant Secretary (Tax Policy), U.S. Department of the Treasury (1983-1985).

Directorships in the Last Five Years.(2) None.

Helen Frame Peters 1948	Trustee	2008

Professor of Finance, Carroll School of Management, Boston College. Formerly, Dean, Carroll School of Management, Boston College (2000-2002). Formerly, Chief Investment Officer, Fixed Income, Scudder Kemper Investments (investment management firm) (1998-1999). Formerly, Chief Investment Officer, Equity and Fixed Income, Colonial Management Associates (investment management firm) (1991-1998).

Directorships in the Last Five Years.(2) Formerly, Director of BJ’s Wholesale Club, Inc. (wholesale club retailer) (2004-2011). Formerly, Trustee of SPDR Index Shares Funds and SPDR Series Trust (exchange traded funds) (2000-2009). Formerly, Director of Federal Home Loan Bank of Boston (a bank for banks) (2007-2009).

Harriett Tee Taggart 1948	Trustee	2011

Managing Director, Taggart Associates (a professional practice firm). Formerly, Partner and Senior Vice President, Wellington Management Company, LLP (investment management firm) (1983-2006).

Directorships in the Last Five Years.(2) Director of Albemarle Corporation (chemicals manufacturer) (since 2007) and The Hanover Group (specialty property and casualty insurance company) (since 2009). Formerly, Director of Lubrizol Corporation (specialty chemicals) (2007-2011).

Ralph F. Verni 1943	Chairman of the Board and Trustee	2007 (Chairman) 2005 (Trustee)

Consultant and private investor. Formerly, Chief Investment Officer (1982-1992), Chief Financial Officer (1988-1990) and Director (1982-1992), New England Life. Formerly, Chairperson, New England Mutual Funds (1982-1992). Formerly, President and Chief Executive Officer, State Street Management & Research (1992-2000). Formerly, Chairperson, State Street Research Mutual Funds (1992-2000). Formerly, Director, W.P. Carey, LLC (1998-2004) and First Pioneer Farm Credit Corp. (2002-2006).

Directorships in the Last Five Years.(2) None.

Principal Officers who are not Trustees
Name and Year of Birth	Position(s) with the Trust and the Portfolio	Officer Since(5)	Principal Occupation(s) During Past Five Years
Payson F. Swaffield 1956	President of the Trust	2003	Vice President and Chief Income Investment Officer of EVM and BMR.

Maureen A. Gemma 1960	Vice President, Secretary and Chief Legal Officer	2005	Vice President of EVM and BMR.

James F. Kirchner 1967	Treasurer	2007	Vice President of EVM and BMR.

Paul M. O’Neil 1953	Chief Compliance Officer	2004	Vice President of EVM and BMR.

36

Eaton Vance

Atlanta Capital SMID-Cap Fund

September 30, 2014

Management and Organization — continued

(1)	Year first appointed to serve as Trustee for a fund in the Eaton Vance family of funds. Each Trustee has served continuously since appointment unless indicated otherwise.

(2)

During their respective tenures, the Trustees (except for Ms. Frost and Mr. Gorman) also served as Board members of one or more of the following funds (which operated in the years noted): eUnitsTM 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside (launched in 2012 and terminated in 2014); eUnitsTM 2 Year U.S. Market Participation Trust II: Upside to Cap / Buffered Downside (launched in 2012 and terminated in 2014); Eaton Vance Credit Opportunities Fund (launched in 2005 and terminated in 2010); Eaton Vance Insured Florida Plus Municipal Bond Fund (launched in 2002 and terminated in 2009); and Eaton Vance National Municipal Income Trust (launched in 1998 and terminated in 2009). However, Ms. Mosley did not serve as a Board member of eUnitsTM 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside (launched in 2012 and terminated in 2014).

(3)	Ms. Frost and Mr. Gorman began serving as Trustees effective May 29, 2014.

(4)	Ms. Mosley began serving as a Trustee effective January 1, 2014.

(5)

Year first elected to serve as officer of a fund in the Eaton Vance family of funds when the officer has served continuously. Otherwise, year of most recent election as an officer of a fund in the Eaton Vance family of funds. Titles may have changed since initial election.

The SAI for the Fund includes additional information about the Trustees and officers of the Fund and the Portfolio and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

37

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

38

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Investment Adviser of SMID-Cap Portfolio

Boston Management and Research

Two International Place

Boston, MA 02110

Sub-Adviser of SMID-Cap Portfolio

Atlanta Capital Management Company, LLC

1075 Peachtree Street NE

Suite 2100

Atlanta, GA 30309

Administrator of Eaton Vance Atlanta Capital SMID-Cap Fund

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

State Street Financial Center, One Lincoln Street

Boston, MA 02111

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

200 Berkeley Street

Boston, MA 02116-5022

Fund Offices

Two International Place

Boston, MA 02110

*

FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

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